First PacTrust Bancorp, Inc. Announces
Commencement of Common Stock Offering

Company Release — 06/22/2011

CHULA VISTA, Calif.—(BUSINESS WIRE)— First PacTrust Bancorp, Inc. (the “Company”) (NASDAQ: FPTB), the holding company for Pacific Trust Bank (the “Bank”), announced today that it has commenced an underwritten public offering of 1,583,641 shares of its voting common stock. Robert W. Baird & Co. Incorporated is serving as the sole book-running manager of the underwritten public offering, and D.A. Davidson & Co., FIG Partners, LLC and Wunderlich Securities, Inc. are serving as co-managers of that offering. The Company intends to grant the underwriters a 30-day option to purchase up to an additional 237,546 shares sold in the underwritten public offering to cover over-allotments, if any.

Additionally, pursuant to existing contractual rights and subject to completion of the underwritten public offering, St. Cloud Capital Partners II, L.P. and TCW Shared Opportunities Fund V, L.P., each an existing shareholder of the Company (the “Existing Investors”), have agreed to purchase from the Company in a separate registered offering made directly to them by the Company, an aggregate of 207,360 shares of the Company’s voting common stock. If and to the extent the underwriters exercise their over-allotment option, the Existing Investors have agreed to purchase from the Company an aggregate of up to 31,104 additional shares of the Company’s voting common stock, with the percentage of such additional shares to be purchased by them equal to the same percentage of the over-allotment option exercised by the underwriters.

The Company intends to use the net proceeds from the offerings for general corporate purposes, which may include, among other things, investments at the holding company level, capital infusions to support the growth of the Bank, acquisitions or other business combinations and other business opportunities.

The shares will be issued pursuant to prospectus supplements to the prospectus filed with the Securities and Exchange Commission (the “SEC”) as a part of the Company’s effective shelf-registration statement on Form S-3 (File No. 333-170622). Prospective investors in the underwritten public offering should read the prospectus in that registration statement, the preliminary prospectus supplement for that offering and the other documents incorporated therein by reference that the Company has filed with the SEC for more complete information about the Company and the offering. Investors can obtain these documents without charge on the SEC website at www.sec.gov. Alternatively, copies of the preliminary prospectus supplement for the underwritten public offering and the prospectus relating to that offering can be obtained from Robert W. Baird & Co. Incorporated, 777 East Wisconsin Avenue, Galleria Level, Milwaukee, Wisconsin 53202-5391, or by calling 1-800-792-2413.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About the Company

First PacTrust Bancorp, Inc. is the parent holding company of Pacific Trust Bank and is headquartered in Chula Vista, California. The Bank currently operates through 11 banking offices serving primarily San Diego and Riverside Counties in California. The Bank provides customers with the convenience of banking at more than 4,300 branch locations throughout the United States as part of the CU Services Network and 28,000 fee-free ATM locations through the CO-OP ATM Network.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In this press release we make forward-looking statements about our ability to raise common capital, the amount of capital we intend to raise and our intended use of that capital. These statements are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in the Company’s filings with the SEC. You should not place undue reliance on forward-looking statements and the Company undertakes no obligation to update any such statements to reflect circumstances or events that occur after the dates on which the forward-looking statements are made.

Source: First PacTrust Bancorp, Inc.

Contact:
First PacTrust Bancorp, Inc.
Gregory A. Mitchell, President and CEO
619-691-1519 x-4474